UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

METAVIA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures.

On June 8, 2026, MetaVia Inc. (the “Company”) issued a press release announcing the presentation of new late-breaking data highlighting its obesity and metabolic disease portfolio at the American Diabetes Association’s (ADA) 2026 Scientific Sessions, held June 5–8 in New Orleans, Louisiana. The presentations included new Phase 1 higher-dose cohort results for DA-1726, a novel dual agonist targeting glucagon-like peptide-1 receptors (GLP1R) and glucagon receptors (GCGR), as well as preclinical data supporting combination treatment potential for vanoglipel (DA-1241), a novel G-protein-coupled receptor 119 (GPR119) agonist, in metabolic dysfunction-associated steatohepatitis (MASH), type 2 diabetes (T2D) and obesity. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Report, and the inclusion of such website addresses in this Report by incorporation by reference of the press release is as inactive textual references only.

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of this Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01. Other Events.

On June 8, 2026, the Company presented the following late-breaking data in poster presentations highlighting its obesity and metabolic disease portfolio at the ADA 2026 Scientific Sessions.

DA-1726

The late-breaking poster presentation of DA-1726 reported interim results from a randomized, double-blind, placebo-controlled Phase 1 multiple ascending dose study evaluating once-weekly subcutaneous administration in obese but otherwise healthy adults. In the 48 mg cohort, DA-1726 was generally well tolerated, with predominantly mild-to-moderate and transient gastrointestinal adverse events and no treatment-related discontinuations or serious adverse events. Pharmacokinetic (PK) analysis demonstrated sustained exposure with dose-proportional behavior.

DA-1726 produced a 6.1% reduction in body weight at Day 26 and a 9.1% reduction at Day 54 (p<0.05 vs placebo at Day 26), with continued reductions through Week 8 and no evidence of plateau. Waist circumference was reduced by 5.8 cm at Day 22 and 9.8 cm at Day 54 (p<0.05 vs placebo), with accompanying reductions in BMI of 2.3 kg/m² and 3.4 kg/m² at Day 22 and Day 54, respectively. These clinically meaningful, statistically significant body weight reductions at higher doses were consistent with the dose-proportional PK profile and support continued development for obesity.

Vanoglipel

The late-breaking preclinical study evaluating vanoglipel in combination with resmetirom demonstrated synergistic hepatoprotective and weight-loss effects in a biopsy-confirmed diet-induced obese mouse model of MASH. While monotherapies had no significant effect on body weight, combination treatment achieved a 23.6% reduction versus control (p<0.05), with endpoint fat mass and epididymal fat weight reduced by 43.5% and 42.1%, respectively. All treatments decreased ALT, with the largest reduction rate of 83.5% in the combination group. Histopathologic assessment showed significant improvements in hepatic lipid accumulation, inflammation and fibrosis-related biomarkers. The study represents the first demonstration of the therapeutic potential of combined targeting of GPR119 and thyroid hormone receptor beta (THRβ) for MASH.

The late-breaking preclinical study evaluating vanoglipel in combination with metformin demonstrated greater metabolic and weight effects than either monotherapy in a diet-induced obese mouse model with mild hyperglycemia. Combination treatment reduced non-fasting glucose by 28.7% (p<0.05) and fasting glucose by 22.7% versus control. While each monotherapy reduced body weight by approximately 4%, the combination achieved a 16.3% reduction versus control (p<0.05). Fat mass increased by 0.4-1.4 g from baseline in the control and monotherapy groups but decreased by 3.6 g in the combination group (-25.6% vs baseline, p<0.05). These effects were accompanied by increases in total GLP-1 and peptide YY (PYY) levels of 6.4-fold and 1.5-fold, respectively, along with reduced food intake, supporting enhanced gut hormone–mediated metabolic activity.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated June 8, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVIA INC.

Date: June 8, 2026	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer